Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Center Bancorp, Inc.
Union, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements No. 333−37436, No. 333−37434, No. 333−116174, No. 333−125747 and No. 333-148323 on Form S−8 and Registration Statements No. 333−100884, No. 333−110710, No. 333−119932 and No. 333−126805 on Form S−3 of Center Bancorp, Inc. of our reports dated March 12, 2008, relating to the consolidated financial statements, and the effectiveness of Center Bancorp, Inc.’s internal control over financial reporting, which appear in this Form 10−K.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Reading, Pennsylvania
March 12, 2008